UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C.   20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. 1)

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8X8, INC.

(Name of Registrant as Specified in its Charter)

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8X8, INC.

NOTICE OF THE 2004 ANNUAL MEETING OF STOCKHOLDERS

AUGUST 10, 2004

Dear Stockholder:

The 2004 Annual Meeting of Stockholders of 8x8, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, August 10, 2004, at 2:00 p.m., local time, at the offices of the Company at 2445 Mission College Boulevard, Santa Clara, California 95054, for the following purposes:

    The election of five directors;

    The ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending March 31, 2005; and

    To transact such other business as may properly come before the meeting.

These items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on June 30, 2004, are entitled to notice of and to vote at the meeting.

All stockholders are cordially invited to attend the annual meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the enclosed self-addressed envelope. Any stockholder of record attending the annual meeting may vote in person even if he or she has previously returned a proxy.

By Order of the Board of Directors

Bryan R. Martin
Chairman and Chief Executive Officer

Santa Clara, California
July 1, 2004

YOUR VOTE IS IMPORTANT

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

8X8, INC.

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors of 8x8, Inc. (referred to throughout this Proxy statement as "8x8" or "the Company") for use at the 2004 Annual Meeting of Stockholders (the "2004 Annual Meeting") to be held August 10, 2004, at 2:00 p.m., local time, or at any adjournment thereof, for the purposes set forth in this proxy statement. The 2004 Annual Meeting will be held at the offices of the Company at 2445 Mission College Boulevard, Santa Clara, California 95054. The telephone number of the Company's offices is (408) 727-1885.

These proxy solicitation materials and the Company's Annual Report on Form 10-K for the year ended March 31, 2004, including financial statements, should be mailed on or about July 6, 2004, to all stockholders entitled to vote at the 2004 Annual Meeting. The Company's fiscal year ends on March 31 of each calendar year. Each reference to a fiscal year in this Proxy Statement refers to the fiscal year ending March 31 of the calendar year indicated (for example, fiscal 2004 refers to the fiscal year ended March 31, 2004).

Record Date and Voting Securities

Stockholders of record at the close of business on June 30, 2004 (the "Record Date"), are entitled to notice of and to vote at the 2004 Annual Meeting. At the Record Date, 43,116,728 shares of the Company's common stock were issued and outstanding having an equivalent number of votes.

Revocability of Proxies

Any proxy given in connection with this solicitation may be revoked by the stockholder of record giving it at any time before its use by delivering to the Secretary of the Company at or before the taking of the vote at the 2004 Annual Meeting a written notice of revocation or a duly executed proxy bearing a later date or by attending the 2004 Annual Meeting and voting in person.

Voting and Solicitation

Each stockholder holding common stock is entitled to one vote for each share of the Company's common stock they hold on all matters presented at the 2004 Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

Shares of the Company's common stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, properly executed proxies will be voted: (i) FOR the election of each of the Company's nominees for director; and (ii) FOR ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for the Company for the year ending March 31, 2005. No business other than that set forth in the accompanying Notice of Annual Meeting of Stockholders is expected to come before the 2004 Annual Meeting. Should any other matter requiring a vote of stockholders properly arise, the persons named in the enclosed form of proxy will vote such proxy in accordance with the recommendation of the Board of Directors.

The Company will bear the cost of soliciting proxies. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile or personal solicitation by directors, officers or regular employees of the Company. No additional compensation will be paid to such persons for such services.

Quorum; Abstentions; Broker Non-Votes

The required quorum for the transaction of business at the 2004 Annual Meeting is a majority of the votes eligible to be cast by holders of shares of the Company's common stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST," "WITHHELD" or "ABSTAIN" are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the 2004 Annual Meeting with respect to such matter.

Abstentions shall be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of shares entitled to vote with respect to a proposal (other than the election of directors). Accordingly, abstentions will have the same effect as a vote against the proposal.

In instances where brokers are prohibited from exercising discretionary authority for beneficial holders who have not returned a proxy (so-called "broker non-votes"), those shares will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of shares entitled to vote. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

PROPOSAL ONE:

ELECTION OF DIRECTORS

Nominees

The Company's Board of Directors (the "Board") currently consists of five directors, all of whom have been nominated for re-election at the 2004 Annual Meeting.

Proxies cannot be voted for a greater number of persons than the number of nominees named. Each of the directors elected at the 2004 Annual Meeting will hold office until the 2005 Annual Meeting of Stockholders or until his successor has been duly elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's five nominees named below, all of whom are currently directors of the Company. In the event that any nominee of the Company becomes unable or declines to serve as a director at the time of the 2004 Annual Meeting, the proxy holders will vote the proxies for any substitute nominee who is designated by the current Board to fill the vacancy. It is not expected that any nominee listed below will be unable or will decline to serve as a director.

The names of the nominees and certain information about each of them are set forth below.

Name	Age	Principal Occupation	Director Since
Bryan R. Martin	36	Chairman and Chief Executive Officer, 8x8, Inc.	2001
Barry Andrews	38	President, 8x8, Inc.	2004
Guy L. Hecker, Jr.	71	President, Stafford, Burke and Hecker, Inc.	1997
Christopher McNiffe	43	General Manager, Eastman Kodak Company	2004
Donn Wilson	68	Executive Vice President, Solidus Networks, Inc.	2003

Except as indicated below, each nominee or incumbent director has been engaged in the principal occupation set forth above during the past five years. There are no family relationships between any directors or executive officers of the Company.

Bryan R. Martin has served as Chairman since December 2003. Mr. Martin has served as Chief Executive Officer and as a director of the Company since February 2002. From February 2001 to February 2002, he served as President and Chief Operating Officer and a director of the Company. He served as Senior Vice President, Engineering Operations from July 2000 to February 2001 and as the Company's Chief Technical Officer from August 1995 to August 2000. He also served as a director of the Company from January 1998 through July 1999. In addition, Mr. Martin served in various technical roles for the Company from April 1990 to August 1995. He received a B.S. and an M.S. in Electrical Engineering from Stanford University.

Dr. Barry Andrews became President of the Company in October 2003, and was appointed a director of the Company in January 2004. Prior to that, he had served as Vice President, Engineering and Chief Technical Officer of the Company since February 2001. From December 2000 to February 2001, he served as Director of Customer Premise Equipment & Gateway Development of the Company. From January 1996 to December 2000, Dr. Andrews served as Video R&D Manager and Senior Software Engineer of the Company. He received a B.A.Sc. in Engineering Science from Simon Fraser University, a M.S. in Electrical Engineering, a M.S. in Statistics, and a Ph.D. in Electrical Engineering from Stanford University.

Major General Guy L. Hecker, Jr. has served as a director of the Company since August 1997. He has served as the President of Stafford, Burke and Hecker, Inc., a consulting firm based in Alexandria, Virginia, since 1982. Prior to his retirement from the Air Force in 1982, Major General Hecker's most recent positions included Director of the Air Force Office of Legislative Liaison and an appointment in the Office of the Deputy Chief of Staff, Research, Development and Acquisition for the Air Force. Earlier, he served as a pilot and commander in both fighter and bomber aircraft units, including command of a bomber wing and an air division. During his Air Force career, Major General Hecker was awarded a number of military decorations, including the Air Force Distinguished Service Medal, the Silver Star, the Legion of Merit (awarded twice) and the Distinguished Flying Cross. Major General Hecker received a B.A. from The Citadel, an M.A. in International Relations from George Washington University, an honorary Ph.D. in military science from The Citadel and completed the management development program at Harvard Business School.

Christopher McNiffe has served as a director of the Company since January 2004. Mr. McNiffe has served as General Manager of Eastman Kodak Company's Image Sensor Solutions Division since January 2000. Mr. McNiffe previously served as Vice President of Sales and Marketing of the Company from July 1995 to January 2000, and also served as a director of the Company from January 1998 to January 2000. From June 1992 to July 1995, Mr. McNiffe held various sales and marketing management positions at the Company. From July 1986 to June 1992, he held a position as sales manager at NCR Corporation. From 1982 to 1986, he was a design engineer at RCA Corporation. He received a B.S. in electrical engineering from Rutgers University.

Donn Wilson has served as a director of the Company since September 2003. Mr. Wilson has served as Executive Vice President of Solidus Networks, Inc. (dba Pay by Touch) since October 2003. Prior to that, Mr. Wilson was providing consulting services from January 2003 to October 2003. From April 2001 to December 2002, Mr. Wilson was the President of Whitewater Pizza and Pasta, Inc. From May 1999 until March 2001, Mr. Wilson served as the Chief Operating Officer of eBizWorld.com, Inc. Mr. Wilson started his own consulting firm in 1988 working mostly with large restaurant and franchising companies, including McDonald's, Wendy's, Blockbuster, Marriott, Ponderosa and Perkins. Mr. Wilson served as the Director of Corporate Development for Blockbuster Video beginning in 1986, growing the chain to approximately 3,000 stores by 1990. In 1985, Mr. Wilson purchased four regional master franchises for Uniglobe Travel and brought the Canadian company to the United States, serving as Chairman, President and Director. Prior to that, Mr. Wilson joined Wendy's Canada serving as President and Director, selling the franchise to Wendy's International in 1984. From 1979 to 1981, Mr. Wilson was a member of the owners group of the Houston Astros and operated the lease on the Houston Astrodome. From 1957 to 1979, Mr. Wilson held various positions at McDonald's Corporation and was actively involved in franchising operations. Mr. Wilson received a B.S. in industrial psychology from Purdue University.

Vote Required and Recommendation

The five nominees receiving the highest number of affirmative votes of the shares entitled to vote on this matter shall be elected as directors. Votes withheld from any director will be counted for purposes of determining the presence or absence of a quorum, but are not counted as affirmative votes. A broker non-vote will be counted for purposes of determining the presence or absence of a quorum, but, under Delaware law, it will have no other legal effect upon the election of directors.

The Board unanimously recommends voting "FOR" the nominees set forth above.

Information Regarding the Board and its Committees

The Board held a total of twelve meetings during fiscal 2004. The incumbent directors attended all of the meetings of the Board and committees of the Board during the time and upon which such directors served during fiscal 2004. The Board has determined that the following directors are "independent" within the meaning of the listing standards the Nasdaq Stock Market ("Nasdaq"): Major General Guy L. Hecker, Jr., Christopher McNiffe and Donn Wilson. The Board has an Audit Committee, a Compensation Committee and a Nominating Committee. The Board has adopted charters for each of these committees.

Audit Committee

The Audit Committee oversees the Company's corporate accounting and financial reporting process and performs several functions in the performance of this role. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company's audit engagement team as required by law; confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; reviews the financial statements to be included in the Company's Annual Report on Form 10-K and quarterly reports on Form 10-Q; and discusses with management and the independent auditors the results of the annual audit and the results of the reviews of the Company's quarterly financial statements. The Audit Committee has adopted a written charter.

The current members of the Audit Committee are Major General Guy L. Hecker, Jr. (Chairman), Christopher McNiffe and Donn Wilson. The Board of Directors has determined that each of these directors meets the requirements for membership to the Audit Committee, including the independence requirements of the Securities and Exchange Commission ("SEC") and the Nasdaq listing standards. The Board has identified Major General Hecker as the member of the Audit Committee who is an "audit committee financial expert" as defined by Item 401(h) of Regulation S-K of the Securities and Exchange Act of 1934 (the "Exchange Act"). The Audit Committee held four meetings during fiscal 2004.

Compensation Committee

The Compensation Committee makes recommendations to the Board concerning the compensation of the Company's officers and directors and the administration of the Company's stock option and employee stock purchase plans. The Compensation Committee held one meeting during fiscal 2004, and currently consists of Mr. Wilson (chairman) and Mr. McNiffe, both of whom are independent directors, as currently defined in the Nasdaq listing standards.

Nominating Committee

The Nominating Committee was established in June 2004, at which time the Board adopted a charter for the Nominating Committee, a copy of which is attached hereto as Appendix A. The Nominating Committee is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company, consistent with criteria approved by the Board, reviewing and evaluating incumbent directors, recommending to the Board candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, and assessing the performance of management and the Board. Pursuant to the charter of the Nominating Committee, all members of the Nominating Committee must be qualified to serve under the requirements of Nasdaq and any other applicable law, rule regulation and other additional requirements that the Board deems appropriate. In June 2004, the Board appointed Mr. McNiffe (chairman) and Mr. Wilson as members of the Nominating Committee, both of whom are independent directors, as currently defined in the Nasdaq listing standards.

Consideration of Director Nominees

Stockholder Nominations and Recommendations. It is the policy of the Nominating Committee to consider both recommendations and nominations for candidates to the Board from stockholders. Stockholder recommendations for candidates to the Board must be directed in writing to the Secretary of the Company at the address of the Company's principal executive offices and must include: the candidate's name, age, business address and residence address, the candidate's principal occupation or employment, the number of shares of the Company which are beneficially owned by such candidate, a description of all arrangements or understandings between the stockholder making such recommendation and each candidate and any other person or persons (naming such person or persons) pursuant to which the recommendations are to be made by the stockholder, detailed biographical data and qualifications of the candidate and information regarding any relationships between the candidate and the Company within the last three years, and any other information relating to such recommended candidate that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act. A stockholder's recommendation to the Secretary must also set forth: the name and address, as they appear on the Company's books, of the stockholder making such recommendation, the class and number of shares of the Company which are beneficially owned by the stockholder and the date such shares were acquired by the stockholder, any material interest of the stockholder in such recommendation, any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act, in his capacity as a proponent to a stockholder proposal, and a statement from the recommending stockholder in support of the candidate, references for the candidate, and an indication of the candidate's willingness to serve, if elected.

The Company establishes an advance notice procedure with regard to certain matters, including stockholder proposals and director nominations, which are properly brought before an annual meeting of stockholders. To be timely, a stockholder's notice must be delivered to or mailed and received at the Company's principal executive offices not less than 120 calendar days prior to the date proxy statements were mailed to stockholders in connection with the previous year's annual meeting of stockholders.

Director Qualifications. Members of the Board should have the highest professional and personal ethics and values, and conduct themselves consistent with the Company's Code of Business Conduct and Ethics. While the Nominating Committee has not established specific minimum qualifications for director candidates, the Nominating Committee believes that candidates and nominees must reflect a Board that is comprised of directors who (i) are predominantly independent, (ii) are of high integrity, (iii) have qualifications that will increase overall Board effectiveness, and (iv) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members.

  Identifying and Evaluating Director Nominees. Although candidates for nomination to the Board typically are suggested by existing directors or by the Company's executive officers, candidates may come to the attention of the Board through professional search firms, stockholders or other persons. The Nominating Committee shall review the qualifications of any candidates who have been properly brought to the Nominating Committee's attention. Such review may, in the Nominating Committee's discretion, include a review solely of information provided to the Nominating Committee or may also include discussions with persons familiar with the candidate, an interview with the candidate or other actions that the Nominating Committee deems proper. The Nominating Committee shall consider the suitability of each candidate, including the current members of the Board, in light of the current size and composition of the Board. In evaluating the qualifications of the candidates, the Nominating Committee may consider many factors, including, issues of character, judgment, independence, age, expertise, diversity of experience, length of service, other commitments and the like. The Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board currently consists of Mr. Wilson and Mr. McNiffe. Neither individual is currently an officer or employee of the Company or was at any time during fiscal 2004. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board or Compensation Committee. Mr. Martin participated in deliberations of the Board concerning executive officer compensation during fiscal 2004.

Stockholder Communications with the Board

      Historically, the Company had not adopted a formal process for stockholder communications with the Board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. If a stockholder sends written communication to the Board or to the Company and copies the Board, such communication is provided to the Board at its next regularly scheduled meeting. During fiscal 2005, the Nominating Committee will give full consideration to the adoption of a formal process for stockholder communications with the Board and, if adopted, publish it promptly and post it to the Company's website.

Compensation of Directors

Directors who are also employees do not receive any additional compensation for serving as directors.

The Company has historically paid directors a cash fee for attendance of Board meetings and reimbursed directors for certain expenses in connection with attendance at Board meetings. Through January 2004, directors were paid a $1,000 fee for attendance of meetings of the Board and did not receive a separate fee for Board committee meetings. In January 2004, the Board reassessed its compensation policy and approved changes in director compensation, effective February 2004, such that outside directors now receive a fee of $2,000 for each respective telephonic Board and committee meeting. The fee for attendance of in-person Board and committee meetings was set at $5,000 per respective meeting.

Non-employee directors are also eligible for discretionary and non-discretionary grants of stock options under the 1996 Director Option Plan (the "Director Plan") and the 1996 Stock Option Plan (the "1996 Plan"). Under an amendment to the Director Plan approved by the Company's stockholders in August 2000, non-employee directors receive a non-discretionary option grant of 40,000 shares upon their initial election to the Board and receive annual grants of 15,000 shares upon their re-election. The vesting terms for the initial non-discretionary grant are twenty five percent of the grant vests at the end of one year and the remainder of the grant vests monthly thereafter. Subsequent non-discretionary grants vest monthly over a period of forty-eight months. Grants are not made upon re-election in cases where the initial term is shorter than six months. In April 2002, the Board of Directors reassessed its compensation policy and determined that another increase in non-discretionary grants to non-employee directors was warranted. As a result of this reevaluation, the Board of Directors increased the amount of the annual non- discretionary option grant for non-employee directors to 25,000 shares. In January 2004, the Board approved a further increase in the annual non- discretionary grant to 100,000 shares.

Under the foregoing policies, upon his re-election to the Board on August 12, 2003, General Hecker received an option to purchase 25,000 shares of the Company's common stock at an exercise price of $0.92. Upon his appointment to the Board on September 2, 2003, Mr. Wilson received an option to purchase 40,000 shares of the Company's common stock at an exercise price of $1.42 per share. Mr. McNiffe received an option to purchase 40,000 shares of the Company's common stock at an exercise price of $4.55 upon his appointment to the Board on January 29, 2004. The exercise price of each respective grant represented the fair market value of the Company's stock on the date of such grant.

In January 2004, Dr. Bernd Girod resigned as a director. In recognition of his service as a director, the Board accelerated vesting of one half of his unvested options. As a result of the change in option terms, Dr. Girod vested into an additional 44,200 shares of the Company's common stock.

In addition, upon termination of service as a director of the Company or upon a Change in Control (as defined below) of the Company, each of the non-employee directors and their immediate families will be eligible for medical insurance coverage for life, subject to the director reimbursing the cost of such coverage to the Company. However, if an individual commences coverage under another plan, coverage under the Company's medical insurance will be discontinued. In addition, upon a Change in Control of the Company any unvested non-employee director options shall become fully vested. For these purposes, a Change in Control is defined as a transaction or series of transactions, including by merger or consolidation of the Company into or with any other entity or corporation or the merger or consolidation of any other corporation into or with the Company, in which any person, entity or group of persons and/or entities acting in concert acquire(s) shares of the Company's stock representing 50% or more of the outstanding voting power of the Company, including voting shares issued or issuable upon conversion of any convertible security outstanding on the date of such transaction including, without limitation, stock options.

EXECUTIVE OFFICERS

The following table sets forth certain information regarding the executive officers of the Company not shown in the table of the nominees for director above:

NAME	AGE	POSITION
Huw Rees	43	Vice President, Sales and Marketing
James Sullivan	36	Chief Financial Officer, Vice President, Finance and Secretary

Huw Rees has served as Vice President, Sales and Marketing since January 2001. He served as the Chairman and Chief Executive Officer of the Company's wholly owned subsidiary, Centile, Inc., from July 2001 until September 2003. Additionally, he served as Vice President, Sales and Business Development of Centile from March 2001 to July 2001. He served as Vice President, Sales of the Solutions Group of the Company from August 2000 until February 2001 and as Director, North American Sales of the Company from April 1999 to August 2000. He previously worked at Mitel Corporation as Sales Manager of the Western Region. He received a B.Sc. (Hons) from the University of Manchester, Institute of Science and Technology in Electrical and Electronic Engineering and a M.B.A. from the University of LaVerne.

James Sullivan has served as Chief Financial Officer, Vice President, Finance and Secretary of the Company since July 2002. Mr. Sullivan served as the Chief Financial Officer of the Company's subsidiary, Netergy Microelectronics, Inc., from January 2001 to July 2002. Prior to joining the Company, Mr. Sullivan held various positions at PricewaterhouseCoopers LLP. He received a B.S. from New York University and is a certified public accountant.

Code of Business Conduct and Ethics

The Company is committed to maintaining the highest standards of business conduct and ethics. The Company's Code of Business Conduct and Ethics (the "Code") reflects the values and the business practices and principles of behavior that support this commitment. The Code satisfies SEC rules for a "code of ethics" required by Section 406 of the Sarbanes-Oxley Act of 2002, as well as the Nasdaq listing standards requirement for a "code of conduct." The Code is available on the Company's website at www.8x8.com under "Investor Relations." The Company will post any amendment to the Code, as well as any waivers that are required to be disclosed by the rules of the SEC or the Nasdaq, on the 8x8 website. The information contained on or connected to the 8x8 Internet website is not incorporated by reference into this annual report and should not be considered part of this or any other report that the Company files with or furnishes to the SEC.

EXECUTIVE COMPENSATION

The following table sets forth all compensation received for services rendered to the Company in all capacities during the fiscal years ended March 31, 2004, 2003 and 2002, by the Company's Chief Executive, each of the Company's three other executive officers and one former executive officer of the Company (collectively, the "Named Executive Officers").

Summary Compensation Table
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Long Term Compensation Securities Underlying Options (#)	All Other Compensation ($) (1)
Bryan R. Martin Chairman and Chief Executive Officer	2004 2003 2002	208,125 222,188 225,865	6,233 - -	125,000 2,000 101,000	500 533 1,798
Barry Andrews President (2)	2004 2003 2002	195,000 190,000 190,731	6,233 - -	175,000 2,000 163,000	468 456 1,752
Huw Rees Vice President, Sales and Marketing	2004 2003 2002	210,500 209,000 211,496	10,789 - -	125,000 2,000 151,000	505 502 1,779
James Sullivan Chief Financial Officer and Vice President, Finance and Secretary (3)	2004 2003	192,500 190,000	10,789 -	125,000 200,000 2,000	462 470
Former Officer: Christopher Peters Former Corporate Development Officer (4)	2004 2003 2002	143,302 190,000 85,546	10,789 - -	- 2,000 101,000	344 456 113

________

  Consists of Company contributions to the 8x8, Inc. 401(k) plan and premiums paid with respect to term life insurance on behalf of the Named Executive Officer.

  Mr. Andrews was named President of the Company in October 2003. Prior to that, Mr. Andrews served as the Company's Chief Technical Officer.

  Mr. Sullivan became an officer of the Company in July 2002.

  Mr. Peters became an officer of the Company in October 2001, and his employment terminated in January 2004.

Option Grants in Fiscal 2004

The following table provides information with respect to stock option grants to each of the Named Executive Officers during the fiscal year ended March 31, 2004:

	Number of Securities Underlying	Percent of Total Options Granted to Employees	Exercise or		Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for
	Options	In Fiscal	Base Price	Expiration	Option Term (4)
Name	Granted (#)(1)	Year (2)	($/share) (3)	Date	5% ($)	10% ($)
Bryan R. Martin	125,000	5.4	$1.72	9/17/13	$135,212	$342,655
Barry Andrews	175,000	7.6	$1.72	9/17/13	$189,297	$479,716
Huw Rees	125,000	5.4	$1.72	9/17/13	$135,212	$342,655
James Sullivan	125,000	5.4	$1.72	9/17/13	$135,212	$342,655
Former Officer: Christopher Peters	125,000	5.4	$1.72	9/17/13	-	-

  The options were granted under the Company's 1996 Stock Plan and vest at a rate of 1/48th of the shares at the end of each month, subject to continued service as an employee, consultant or director. The term of each option is ten years. The exercise price of each option granted equaled the fair market value of the common stock of the Company on the date of grant. See information provided under the heading "Employment Contracts and Termination of Employment and Change-In-Control Arrangements" for circumstances that would give rise to an acceleration of vesting for outstanding options held by the Named Executive Officers.

  The Company granted options representing 2,290,000 shares to employees during fiscal 2004.

  The exercise price for each option may be paid in cash, in shares of common stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same day sale of the purchased shares.

  Potential gains are net of the exercise price, but before taxes associated with the exercise. The 5% and 10% assumed annual rates of compounded stock appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future price of the Company's common stock. Actual gains, if any, on stock option exercises are dependent on the future financial performance of the Company, overall market conditions and the option holders' continued employment through the vesting period. There can be no assurance that the potential realizable values shown in this table will be achieved.

Option Exercises and Holdings

The following table provides information with respect to the value of unexercised stock options held as of March 31, 2004, by each of the Named Executive Officers.

Aggregated Option Exercises and Fiscal Year End Option Values
	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year End (#)		Value of Unexercised In-the-Money Options at Fiscal Year End ($)(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Bryan R. Martin	-	-	796,824	301,589	946,072	524,622
Barry Andrews	-	-	246,266	256,911	431,910	505,361
Huw Rees	50,000	139,500	235,159	217,841	290,810	413,340
James Sullivan	62,195	193,414	154,007	291,798	329,346	683,932
Former Officer: Christopher Peters	178,858	600,272	-	-	-	-

________

  The value of unexercised options is based upon the difference between the exercise price and the closing price on The Nasdaq SmallCap Market on March 31, 2004, of $3.52, multiplied by the number of shares underlying the option.

Employment Contracts and Termination of Employment and Change-In-Control Arrangements

Investment Arrangement

In March 2002, the Board authorized the Company to open securities trading accounts with two brokerage firms and make investments of up to $1.0 million on behalf of 8x8, Inc. as directed by its then Chairman, Joe Parkinson, Chief Executive Officer, or Chief Financial Officer. Mr. Parkinson, who resigned as a director and executive officer of the Company in January 2004, agreed to personally reimburse the Company on a quarterly basis for any losses resulting from his trading activities in order to maintain a minimum investment account balance of $1.0 million. Since the formation of these accounts in 2002, neither the Company's Chief Executive Officer nor Chief Financial Officers made any trades in the investment accounts as these officers had not agreed to reimburse the Company for any losses incurred as a result of their trading activity. As part of the arrangement, the Company's Board of Directors had expressed its intent, but not obligation, to pay Mr. Parkinson a quarterly bonus in an amount equal to 25% of the profits attributable to investments made on the Company's behalf by Mr. Parkinson to the extent such a bonus exceeds his salary for the corresponding period. Mr. Parkinson did not have use of any of the investment account funds for his personal benefit. The funds were always held in investment accounts in the Company's name and all benefits belonged to 8x8. The Company invested in mutual funds, money market funds, and equity and debt securities and options of publicly traded corporations. The investment accounts were not used to trade in the Company's own stock. Under the arrangement, the Company was required to return to Mr. Parkinson the amount representing the increase in value of the investment account over $1.0 million to the extent required to restore replenishment payments made by Mr. Parkinson in prior quarters. Through March 31, 2003, Mr. Parkinson made cumulative replenishment payments of approximately $137,000 to offset losses incurred. As of December 31, 2003, the Company had repaid all the replenishment payments received from Mr. Parkinson during fiscal 2003. In January 2004, the arrangement with Mr. Parkinson was terminated and the Company's securities trading accounts were closed. The Company paid Mr. Parkinson a bonus of $6,233 in January 2004 representing 25% of the profits attributable to investments made on the Company's behalf by Mr. Parkinson as of December 31, 2003.

Change in Control Arrangements

In the event an individual or corporate entity and any related parties cumulatively acquire at least 35% of the Company's fully diluted stock, all stock options held by officers under any 8x8, Inc. stock option plan shall vest immediately without regard to the term of the option. In addition, in such an event, each officer shall be entitled to one year of severance pay and continuing medical benefits for life after leaving the Company, provided that such medical benefits shall cease should such officer accept employment with a competing company.

Indemnification Agreements

The Company has entered into indemnification agreements with each of its directors and executive officers. Such indemnification agreements require the Company to indemnify the directors and executive officers to the fullest extent permitted by Delaware law.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Agreements with STMicroelectronics

In the quarter ended March 31, 2000, the Company entered into a strategic relationship with STMicroelectronics NV ("STM"). Under various agreements, STM purchased shares of the Company's common stock and was granted certain related rights, licensed certain of the Company's intellectual property and engaged the Company to jointly develop products that enable voice and other multimedia services over internet protocol networks. As part of the arrangement, STM purchased 3.7 million shares of 8x8's common stock for $27.75 million. STM's share ownership made them the Company's largest stockholder. So long as STM held at least 10% of 8x8's outstanding common stock, the Company was obligated to nominate one qualified nominee selected by STM for election to 8x8's board of directors. Christos Lagomichos, vice president and general manager of the Set- Top Box Division of STM's subsidiary, STMicroelectronics, Inc., was selected as a nominee by STM and served as a director of the Company from June 2000 until his resignation in December 2003. In December 2003, STM began to sell on the open market shares of 8x8 common stock that it was holding. As a result, STM ceased to be a related party of the Company as of December 31, 2003, and as of March 31, 2004, held no shares of 8x8 common stock.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Notwithstanding any statement to the contrary in any of the Company's previous or future filings with the Securities and Exchange Commission, this Report by the Audit Committee of the Board of Directors shall not be deemed "filed" under the Commission or "Soliciting Material" under the Securities Exchange Act of 1934, as amended, and shall not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

The Audit Committee of the Board of Directors (the "Board") is comprised of three directors, and operates under a written charter adopted by the Board. Each member of the Audit Committee is "independent," as such term is defined under the Nasdaq listing standards.

The Audit Committee oversees the Company's financial reporting process on behalf of the Board. Management is responsible for the Company's internal controls, financial reporting process and compliance with laws, regulations and ethical business standards. The Company's independent auditors, PricewaterhouseCoopers LLP (the "Auditors"), are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes. In this capacity, the Audit Committee provides advice, counsel, and direction to management and the Auditors on the basis of the information it receives, discussions with management and the Auditors, and the experience of the Audit Committee's members in business, financial and accounting matters.

The Audit Committee has reviewed and discussed the Company's fiscal 2004 audited consolidated financial statements with the Company's management. The Audit Committee also discussed and reviewed with the Auditors all matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee has met with the Auditors, with and without management present, to discuss the overall scope of their audit, the results of their examinations, their evaluation of the Company's internal controls and the overall quality of the Company's financial reporting. Furthermore, the Audit Committee has discussed the Company's critical accounting policies with management and the Auditors.

The Audit Committee has received from the Auditors a formal written statement describing all relationships between the Auditors and the Company that might bear on the independence of the Auditors consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with them any relationships that may impact their objectivity and independence, considered the compatibility of non-audit services with the independence of the Auditors, and in so doing has satisfied itself as to the independence of the Auditors.

Based upon the Audit Committee's discussions with management and the Auditors and the Audit Committee's review of the representations of management and the report of the Auditors to the Audit Committee, the Audit Committee recommended to the Board, and the Board approved the inclusion of the Company's audited consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2004. The Audit Committee and the Board also have recommended, subject to stockholder approval, the ratification of the Company's Auditors for the fiscal year ending March 31, 2005.

THE AUDIT COMMITTEE
Guy L. Hecker, Jr., Chairman
 Christopher McNiffe
Donn Wilson

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Notwithstanding any statement to the contrary in any of the Company's previous or future filings with the Securities and Exchange Commission, this Report of the Compensation Committee of the Board of Directors shall not be deemed "filed" with the Commission or "soliciting material" under the Securities Exchange Act of 1934, as amended, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

This report of the Compensation Committee of the Board of Directors (the "Board") describes the Company's compensation policies and rationales applicable to the Company's executive officers with respect to compensation paid to such executive officers for fiscal 2004. The Compensation Committee makes recommendations to the board concerning the compensation for the Company's executive officers. The Board is responsible for reviewing and approving the Company's compensation policies and the compensation paid to executive officers, based in part on recommendations of the Compensation Committee. The Compensation Committee held one meeting during fiscal 2004 and compensation decisions during the fiscal year were made by the full Board.

Compensation Philosophy

The general philosophy of the Company's compensation program is to offer executive officers competitive compensation based both on the Company's performance and on the individual's contribution and performance. The Company's compensation policies are intended to motivate, reward and retain highly qualified executives for long-term strategic management and the enhancement of stockholder value, to support a performance-oriented environment that rewards achievement of specific internal Company goals and to attract and retain executives whose abilities are critical to the long-term success and competitiveness of the Company. There are three main components in the Company's executive compensation program: i) base salary, ii) incentive bonus and iii) stock incentives.

Base Salary

The salaries of the executive officers, including the Chief Executive Officer, are generally reviewed annually by the Compensation Committee and the Board with reference to surveys of salaries paid to executives with similar responsibilities at comparable companies, generally in the high technology industry and often within the Company's geographic area. The peer group for each executive officer is composed of executives whose responsibilities are similar in scope and content. The Company seeks to set executive compensation levels that are competitive with the average levels of peer group compensation. Salaries for executive officers are generally determined on an individual basis by evaluating each executive's scope of responsibility, performance, prior experience and salary history, as well as the salaries for similar positions at comparable companies. In December 2003, the Board approved increases in the salaries of the executive officers, effective January 1, 2004: Mr. Martin's salary was increased from $202,500 to $225,000, Mr. Andrews' salary was increased from $190,000 to $215,000, Mr. Rees' salary was increased from $209,000 to $215,000, and Mr. Sullivan's salary was increased from $190,000 to $200,000.

Incentive Bonus

Annual incentive bonuses for executive officers are intended to reflect the Compensation Committee's belief that a significant portion of the annual compensation of each executive officer should be contingent upon the performance of the Company, as well as the individual contribution of each officer. The Company has implemented a profit sharing plan that provides the potential for additional compensation to employees equal to up to 15% of quarterly net income, if approved by the Board. Of these amounts, one third is shared by all employees of the respective entity, one third is shared by key employees identified by the Board, and one third is shared by officers. Additionally, officers are eligible for certain discretionary bonuses based on criteria established by the Board and management. The Company paid a profit sharing bonus for the quarter ended September 30, 2003, and the executive officers were paid bonuses.

Stock Incentives

The Company utilizes stock options as long-term incentives to reward and retain executive officers. The Compensation Committee believes that this practice links management interests with stockholder interests and motivates executive officers to make long-term decisions that are in the best interests of the Company. The Compensation Committee also believes that executive officers and other key employees should own a significant percentage of the Company's stock. Generally, stock options vest over four years after the grant date and optionees must be employed by the Company at the time of vesting in order to exercise the options.

The Compensation Committee believes that stock option grants provide an incentive that focuses the executives' attention on the Company from the perspective of an owner with an equity stake in the business. Because options are typically granted with an exercise price equal to the fair market value of the Company's common stock on the date of grant, the Company's stock options are tied to the future performance of the Company's common stock and will provide value to the recipient only when the price of the Company's stock increases above the exercise price, that is, only to the extent that stockholders as a whole have benefited. In fiscal 2004, the Compensation Committee and the Board considered all of these factors and authorized the granting of options to executive officers in September 2003 as part of a company-wide option grant program focusing on employee retention.

Compensation of the Chief Executive Officer

Upon his request, Mr. Martin's base salary was reduced from $225,000 to $202,500, effective February 15, 2003. In December 2003, the Compensation Committee and the Board authorized an increase in Mr. Martin's salary back to $225,000, effective January 1, 2004.

In September 2003, Mr. Martin was granted an option to purchase 125,000 shares of the Company's common stock at a price of $1.72 per share, which represented the fair market value of the Company's stock on the date of such grant. This grant will vest monthly for up to forty-eight months subject to his continued service as an officer or director of the Company.

Ongoing Review

The Compensation Committee will be evaluating its compensation policies on an ongoing basis to determine whether they are appropriate to attract, retain and motivate key personnel. The Compensation Committee may determine accordingly that it is appropriate to increase salaries, award additional stock options or grants of restricted stock or provide other short-term or long-term compensation to senior managers, including executive officers.

THE COMPENSATION COMMITTEE
Donn Wilson, Chairman
 Christopher McNiffe

STOCK PERFORMANCE GRAPH

Notwithstanding any statement to the contrary in any of the Company's previous or future filings with the Securities and Exchange Commission, the following information relating to the price performance of the Company's common stock shall not be deemed "filed" under the Commission or "Soliciting Material" under the Securities Exchange Act of 1934, as amended, and shall not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that 8x8, Inc. specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The following graph compares the total cumulative stockholder return on the Company's common stock with the cumulative total return of the Nasdaq Stock Market (U.S.) Index, the Nasdaq Computer Index and the Nasdaq Telecommunications Index for the period commencing March 31, 1999, and ending March 31, 2004. Historically, the Company believed that the Nasdaq Computer Index was the index that best represented the Company's business and its peers. However, the Company no longer believes the Nasdaq Computer Index adequately represents the Company's focus on its voice and video over internet protocol communications service. Accordingly, the Company has also included the Nasdaq Telecommunications Index, and will compare the return on the Company's common stock to the return on the Nasdaq Telecommunications Index going forward. The graph assumes that $100 was invested in the Company's stock on March 31, 1999, and also assumes that all dividends for the respective Nasdaq indices were reinvested. The Company has never paid dividends on its common stock and has no present plans to do so. Historic stock price performance should not be considered indicative of future stock price performance.

	3/31/99	3/31/00	3/31/01	3/31/02	3/31/03	3/31/04
8x8, INC.	100.0	770.7	20.3	22.4	5.8	91.6
NASDAQ STOCK MARKET (US COMPANIES)	100.0	215.2	77.5	60.7	49.5	82.6
NASDAQ COMPUTER INDEX	100.0	218.0	77.9	77.7	54.3	87.6
NASDAQ TELECOMMUNICATIONS INDEX	100.0	200.6	56.7	39.3	38.0	54.4

SECURITY OWNERSHIP

The following table sets forth certain information with respect to the beneficial ownership of the Company's common stock as of June 30, 2004, by:

  each person (or group of affiliated persons) who is known by the Company to own beneficially 5% or more of the Company's common stock;
  each of the Company's directors;
  each of the Named Executive Officers; and
  all directors and officers as a group.

Except as indicated in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares of Company common stock shown as beneficially owned by them, subject to community property laws where applicable.

Name and Identity of Beneficial Owner	Number of Shares Beneficially Owned (1)(2)	Percentage of Total Shares
Bryan R. Martin	1,082,069	2.5
Barry Andrews	393,163	*
Guy L. Hecker, Jr.	296,882	*
Huw Rees	303,013	*
James Sullivan	203,174	*
Christopher McNiffe	14,731	*
Donn Wilson	-	-

All directors and officers as a group (7 persons)	2,293,032	5.3%

________

* Less than 1%

  This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). The number of shares of common stock beneficially owned by each person is determined under rules promulgated by the SEC. Under such rules, beneficial ownership includes any shares as to which the person has sole or shared voting power or investment power, and also includes any shares that the person has the right to acquire within sixty days after June 30, 2004. Applicable percentages are based upon 43,116,728 voting shares issued and outstanding as of June 30, 2004, and treating any shares issuable to any holder within sixty days as outstanding for purposes of computing their percent ownership.

  Includes the following number of shares subject to options that were exercisable at or within sixty days after March 31, 2004: Mr. Martin, 879,987; Dr. Andrews, 293,879; Mr. Rees, 279,013; Mr. Sullivan 203,174; Major General Hecker, 191,557; and all directors and officers as a group, 1,847,610.

Section 16(a) Beneficial Ownership Compliance

Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's officers and directors and persons who beneficially own more than ten percent of the Company's common stock (collectively, "Reporting Persons") to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company's review of such reports received or written representations from certain Reporting Persons during the fiscal year ended March 31, 2004, the Company believes that all Reporting Persons complied with all applicable reporting requirements, except that General Hecker filed four late reports covering three transactions for stock purchases and one transaction related to his annual non-discretionary option grant, Mr. Wilson filed one late report covering one transaction for his non-discretionary grant received upon his appointment to the Board, and Mr. Bernd Girod, a former director, filed one late report for one transaction related to his annual non-discretionary option grant.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about the Company's common stock that may be issued upon the exercise of options, warrants and rights under all of the Company's existing compensation plans as of March 31, 2004, including the 1992 Stock Option Plan, the 1996 Stock Plan (the "1996 Plan"), the 1996 Director Option Plan (the "Director Plan") and the 1999 Nonstatutory Option Plan (the "1999 Plan").

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants or Rights (1)	Weighted-Average Exercise Price of Outstanding Options, Warrants or Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
8x8, Inc. equity compensation plans approved by security holders (2)	5,167,830	$2.43	2,086,183
8x8, Inc. equity compensation plans not approved by security holders (3)	1,045,478	$4.44	2,145,652
Total for 8x8, Inc. equity compensation plans	6,213,308	$2.77	4,231,835

________

  The number of shares is subject to adjustment for changes in capitalization for stock splits, stock dividends and similar events.

  The 1996 Plan incorporates an evergreen formula pursuant to which on each April 1, the aggregate number of shares of common stock reserved for issuance under the 1996 Plan will increase by a number of shares equal to 5% of the outstanding shares on the preceding day (March 31) up to a maximum annual increase of 1,000,000 shares.

  Issued under the 1999 Plan, which due to the broad-based nature of the plan does not currently require approval of 8x8's stockholders. See a description of the 1999 Plan below.

1999 Plan

The 1999 Plan was adopted in December 1999 by the Company's Board and provides for the issuance of up to 3,600,000 shares of common stock pursuant to the exercise of options granted under the plan. The 1999 Plan provides for the granting of nonstatutory stock options (NSOs) to full and part-time employees and consultants. Under the terms of the 1999 Plan, options may not be issued to either officers or directors of the Company, except that options may be granted to an officer in connection with the officer's initial employment by the Company. The exercise price of options granted under the 1999 Plan is determined by the Board and is generally the fair market value on the date of grant. Payment of the exercise price may be made in cash, by check, promissory note, or other shares of the Company's common stock or through a same day sale program. Options generally vest over four years and expire ten years after grant. If an optionee's employment terminates for any reason, the option remains exercisable for a fixed period of three months or such shorter or longer period as may be fixed by the Board of Directors. In the event that the Company merges with or into another corporation, or substantially all of the Company's assets are sold, the 1999 Plan provides that each outstanding option will be assumed or substituted for by the successor corporation. If such substitution or assumption does not occur, each option will fully vest and become exercisable.

PROPOSAL TWO:

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board, based upon the recommendation of the Audit Committee, has selected PricewaterhouseCoopers LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending March 31, 2005. At the 2004 Annual Meeting, the stockholders are being requested to ratify the selection of PricewaterhouseCoopers LLP. PricewaterhouseCoopers LLP has served as the Company's independent accountants since 1987. A representative of PricewaterhouseCoopers LLP is expected to be present at the 2004 Annual Meeting and will have the opportunity to make a statement if they so desire. The representative is also expected to be available to respond to appropriate questions from stockholders. Please see the Report of the Audit Committee included in this proxy statement for more information concerning the Company's relationship with PricewaterhouseCoopers LLP.

Independent Auditor Fee Information

The Audit Committee is directly responsible for the appointment, compensation, and oversight of the Company's independent auditors. In addition to retaining PricewaterhouseCoopers LLP to audit the Company's consolidated financial statements for fiscal 2004, the Audit Committee retained PricewaterhouseCoopers LLP to provide other auditing and advisory services in fiscal 2004. The Audit Committee understands the need for PricewaterhouseCoopers LLP to maintain objectivity and independence in its audits of the Company's financial statements. The Audit Committee has reviewed all non-audit services provided by PricewaterhouseCoopers LLP and has concluded that the provision of such services was compatible with maintaining PricewaterhouseCoopers LLP's independence in the conduct of its auditing functions.

To help ensure the independence of the independent auditors, the Audit Committee has adopted a policy for the pre-approval of all audit and non-audit services to be performed for the Company by its independent auditors. The Audit Committee may delegate to one or more of its members the authority to grant the required approvals, provided that any exercise of such authority is presented to the full Audit Committee at its next regularly scheduled meeting.

The aggregate fees billed by PricewaterhouseCoopers LLP for audit and non-audit services provided to the Company in fiscal 2004 and fiscal 2003 were as follows:

Service Categories	Fiscal 2004	Fiscal 2003
Audit fees (1)	$99,350	$114,000
Audit-Related fees (2)	31,000	13,000
Tax fees (3)	38,500	44,000
All Other fees	--	--
Total	$169,980	$171,000

  Audit fees represent fees for professional services provided in connection with the audit of the Company's consolidated financial statements, reviews of quarterly financial statements and statutory audits of international subsidiaries.

  Audit-related services fees for professional services provided in connection with the issuance of auditor consents required in SEC registration statement filings and consultation on accounting issues related to financing and other transactions.

  Tax services include tax compliance, tax advice and tax planning.

Vote Required and Recommendation

Although it is not required to do so, the Board is submitting its selection of the Company's independent auditors for ratification by the stockholders at the 2004 Annual Meeting in order to ascertain the view of the Company's stockholders regarding such selection. The affirmative vote of a majority of the votes entitled to vote on this proposal that are present at the meeting in person or by proxy will be required to approve this proposal. Broker non-votes will not be counted as having been represented. Whether the proposal is approved or defeated, the Board may reconsider its selection.

The Board unanimously recommends voting "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending March 31, 2005.

ANNUAL REPORT

A copy of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended March 31, 2004, has been mailed to stockholders along with this proxy statement. If you have not received or had access to the Company's Annual Report on Form 10-K, it will be sent to you without charge upon written request to: Investor Relations, 8x8, Inc., 2445 Mission College Blvd., Santa Clara, CA 95054. The Annual Report on Form 10-K is also available at www.8x8.com.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2004 MEETING

Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 2005 Annual Meeting of Stockholders (the "2005 Annual Meeting") must be received by the Company no later than March 29, 2005, in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

Alternatively, under the Company's Bylaws, a proposal or a nomination that the stockholder does not seek to include in the Company's 2005 proxy statement may be submitted in writing to the Company's Secretary not less than ninety days prior to the 2005 Annual Meeting. Note, however, that in the event the Company provides less than one hundred days notice or prior public disclosure to stockholders of the date of the 2005 Annual Meeting, any stockholder proposal or nomination not submitted for inclusion in the proxy statement must be submitted to the Company's Secretary not later than the close of business on the tenth day following the day on which notice of the date of the 2005 Annual Meeting was mailed or public disclosure was made. For purposes of the above, "public disclosure" means disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, or in a document publicly filed by the Company with the SEC. As described in the Company's Bylaws, the stockholder submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the stockholder's ownership of the Company's common stock. If a stockholder gives notice of such proposal after the deadline computed in accordance with the Company's Bylaws (the "Bylaw Deadline"), the stockholder will not be permitted to present the proposal to the stockholders for a vote at the 2005 Annual Meeting.

The rules of the SEC also establish a different deadline for submission of stockholder proposals that are not intended to be included in the Company's proxy statement with respect to discretionary voting (the "Discretionary Vote Deadline"). The Discretionary Vote Deadline for the 2005 Annual Meeting is May 13, 2005, or the date which is forty-five calendar days prior to the anniversary of the mailing date of this proxy statement. If a stockholder gives notice of such a proposal after the Discretionary Vote Deadline, the Company's proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the 2005 Annual Meeting.

Because the Bylaw Deadline is not capable of being determined until we publicly announce the date for the Company's 2005 Annual Meeting, it is possible that the Bylaw Deadline may occur after the Discretionary Vote Deadline. In such a case, a proposal received after the Discretionary Vote Deadline but before the Bylaw Deadline would be eligible to be presented at the 2005 Annual Meeting and the Company believes that the Company's proxy holders at such meeting would be allowed to use the discretionary authority granted by the proxy to vote against the proposal at such meeting without including any disclosure of the proposal in the proxy statement relating to such meeting.

The Company has not been notified by any stockholder of his, her or its intent to present a stockholder proposal from the floor at the 2004 Annual Meeting. The enclosed proxy grants the proxy holders discretionary authority to vote on any matter properly brought before the 2004 Annual Meeting, including any stockholder proposals received between the date of this proxy statement and the Bylaw Deadline for the 2004 Annual Meeting, which is the date ten days after the date of notice of the 2004 Annual Meeting.

OTHER MATTERS

The Company knows of no other matters to be submitted at the 2004 Annual Meeting. If any other matters properly come before the meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

By Order of the Board of Directors

Bryan R. Martin
Chairman and Chief Executive Officer

Santa Clara, California
July 1, 2004

APPENDIX A

CHARTER FOR THE NOMINATING COMMITTEE
OF THE BOARD OF DIRECTORS OF 8X8, INC.

PURPOSE OF THE COMMITTEE

The purposes of the Nominating Committee (the "Committee") of the Board of Directors (the "Board") of 8X8, Inc. (the "Company") shall be to identify and to recommend to the Board individuals qualified to serve as directors of the Company; and to advise the Board with respect to the composition of the Board and Board committees.

COMPOSITION OF THE COMMITTEE

The Committee shall consist of two or more directors, as determined from time to time by the Board. Each member of the Committee shall be qualified to serve on the Committee pursuant to the requirements of The Nasdaq Stock Market, Inc. ("Nasdaq") and any other applicable law, rule or regulation, and any additional requirements that the Board deems appropriate.

The chairperson of the Committee may be designated by the Board, provided that if the Board does not so designate a chairperson, the members of the Committee, by a majority vote, may designate a chairperson.

Any vacancy on the Committee shall be filled by majority vote of the Board. No member of the Committee shall be removed except by majority vote of the Board.

MEETINGS AND PROCEDURES OF THE COMMITTEE

The Committee shall meet as often as it determines necessary to carry out its duties and responsibilities, but no less frequently than once annually. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary.

The Committee may form subcommittees for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate; provided, however, that (i) no subcommittee shall consist of fewer than two members and (ii) the Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole.

A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.

The Committee shall maintain minutes of its meetings and records relating to those meetings and shall report regularly to the Board on its activities, as appropriate.

DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

Board Candidates and Nominees

The Committee shall have the following specific duties and responsibilities with respect to Board candidates and nominees:

(a) To assist in identifying, recruiting and, if appropriate, interviewing candidates to fill positions on the Board, including persons suggested by stockholders or others.

(b) To review the background and qualifications of individuals being considered as director candidates. Among the qualifications considered in the selection of candidates, the Committee shall consider the following attributes and criteria of candidates: experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Committee considers appropriate in the context of the needs of the Board.

(c) To recommend to the Board the director nominees for election by the stockholders or appointment by the Board, as the case may be, pursuant to the Bylaws of the Company, which recommendations shall be consistent with the criteria for selecting directors established by the Board from time to time.

(d) To review the suitability for continued service as a director of each Board member when his or her term expires and when he or she has a change in status, including but not limited to an employment change, and to recommend whether or not the director should be re-nominated or request the Board to consider and accept resignation if necessary.

Board Composition

The Committee shall review annually with the Board the composition of the Board as a whole and to recommend, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity required for the Board as a whole and contains at least the minimum number of independent directors required by Nasdaq and any other applicable law, rule or regulation.

Board Committee Composition

The Committee shall, after consultation with the Chairman and Chief Executive Officer and after taking into account the experiences and expertise of individual directors, make recommendations to the Board regarding the composition of each standing committee of the Board, including the identification of individuals qualified to serve as members of a committee, including the Committee, and to recommend individual directors to fill any vacancy that might occur on a committee, including the Committee.

INVESTIGATIONS AND STUDIES; OUTSIDE ADVISERS

The Committee may conduct or authorize investigations into or studies of matters within the Committee's scope of responsibilities, and may retain, at the Company's expense, such independent counsel or other consultants or advisers as it deems necessary. The Committee shall have the sole authority to retain or terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm's fees and other retention terms, such fees to be borne by the Company.

While the members of the Committee have the duties and responsibilities set forth in this Charter, nothing contained in this Charter is intended to create, or should be construed as creating, any responsibility or liability of members of the Committee, except to the extent otherwise provided under applicable federal or state law.

8X8, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AUGUST 10, 2004
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of 8x8, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, and hereby appoints Bryan R. Martin and James Sullivan, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf of the undersigned, to represent the undersigned at the 2004 Annual Meeting of Stockholders of 8x8, Inc. to be held at the offices of the Company at 2445 Mission College Boulevard, Santa Clara, California 95054 on Tuesday, August 10, 2004 at 2:00 p.m., local time, and at any adjournment or adjournments thereof, and to vote all shares of the Company's voting securities that the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side hereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREIN. IF NO SPECIFICATION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE PERSONS AND THE PROPOSALS ON THE REVERSE SIDE HEREOF AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXYHOLDERS DEEM ADVISABLE.

The Board recommends a vote for election of all nominees and a vote for approval of all of the proposals.

Please mark your vote as indicated in this example.   ☒

1. ELECTION OF DIRECTORS

Nominees:

01	-- BARRY ANDREWS	02	-- GUY L. HECKER, JR.
03	-- BRYAN R. MARTIN	04	-- CHRISTOPHER MCNIFFE
05	-- DONN WILSON

FOR ALL NOMINEES	WITHHOLD ALL NOMINEES	WITHHOLD AUTHORITY TO VOTE FOR INDIVIDUAL NOMINEES LISTED BY NUMBER BELOW:
☐	☐	☐____________________

2. PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 2005

FOR ☐	AGAINST ☐	ABSTAIN ☐

3. TO VOTE OR OTHERWISE REPRESENT THE SHARES ON ANY AND ALL OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF, ACCORDING TO THEIR DISCRETION AND IN THEIR DISCRETION

PLACE "X" HERE IF YOU PLAN TO VOTE YOUR SHARES AT THE MEETING ☐

MARK HERE FOR ADDRESS CHANGE AND NOTE NEW ADDRESS IN SPACE TO THE LEFT ☐

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

NOTE: Please sign exactly as name appears on your stock certificate. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should insert their titles.

SIGNATURE: ______________________________       DATE: _____________________

SIGNATURE: ______________________________       DATE: _____________________